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                                                                    EXHIBIT 99.3

                           BLUE RIVER BANCSHARES, INC.

To Securities Dealers, Commercial Banks, Trust Companies and Other Nominees:

         We are sending you this letter in connection with our offering to our shareholders of subscription rights to purchase our common stock (the "Rights Offering"). We have described the subscription rights and the Rights Offering in the enclosed Prospectus and evidenced the subscription rights by a Shareholder Rights Agreement registered in your name or the name of your nominee. We are asking you to contact your clients for whom you hold our common stock registered in your name or in the name of your nominee to obtain instructions with respect to the subscription rights. We have enclosed several copies of the following documents for you to use:

         1.       The Prospectus;

         2. The "Instructions for Use of Blue River Bancshares, Inc. Shareholders Rights Agreement" (including Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9);

         3. A form letter which may be sent to your clients for whose accounts you hold our common stock registered in your name or the name of your nominee;

         4. A Beneficial Owner Election Form, on which you may obtain your clients' instructions with regard to the subscription rights; and

         5.       A Nominee Holder Certification Form.

         We request that you act promptly. You may obtain additional copies of the enclosed materials and may request assistance or information from Lawrence
T. Toombs, President, Blue River Bancshares, Inc., 29 East Washington Street, P.O. Box 927, Shelbyville, Indiana 46176, Telephone: (317) 398-9721.

                                                    Very truly yours,



                                                    BLUE RIVER BANCSHARES, INC.


         You are not an agent of the Company, nor of any other person (including the Company) who is deemed to be making or who is making offers of our common stock in the Rights Offering, and you are not authorized to make any statements on their or our behalf, except for statements made in the Prospectus.